Exhibit 10.4

REVEL AC, INC.

FIRST AMENDMENT TO MASTER DISBURSEMENT AGREEMENT

This FIRST AMENDMENT TO MASTER DISBURSEMENT AGREEMENT (this “Amendment”) is dated as of May 3, 2012, and entered into among Revel AC, Inc., a Delaware corporation (the “Borrower”), Revel Entertainment Group, LLC, a New Jersey limited liability Borrower (the “OpCo”), JPMorgan Chase Bank, N.A., as disbursement agent (the “Disbursement Agent”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the First Lien Credit Agreement (the “Administrative Agent”), and U.S. Bank National Association, as collateral agent under the Second Lien Indenture (the “Second Lien Collateral Agent”). Reference is made to the Master Disbursement Agreement dated as of February 17, 2011 (the “Disbursement Agreement”), among the Borrower, the OpCo, the Disbursement Agent, the Administrative Agent, and the Second Lien Collateral Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Disbursement Agreement (as amended by this Amendment).

W I T N E S S E T H :

WHEREAS, Borrower has requested certain amendments to the Disbursement Agreement in the manner set forth in this Amendment;

WHEREAS, the Required Lenders to the First Lien Credit Agreement (as amended pursuant to the First Amendment to Credit Agreement, dated the date hereof) have consented to the Administrative Agent entering into this Amendment, and the holders of a majority of the Notes pursuant to the Second Lien Indenture have consented to the Second Lien Collateral Agent entering into this Amendment.

WHEREAS, the Administrative Agent, on behalf of the Lenders, the Disbursement Agent, and the Second Lien Collateral Agent, on behalf of the holders of the Notes, have consented and agreed to (i) the modifications to the Disbursement Agreement set forth in this Amendment, subject to the terms and conditions of this Amendment, and (ii) the waivers described below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Disbursement Agreement.

(A) The following new definitions are hereby added to Section 1 of the Disbursement Agreement (in its proper alphabetical location) as follows:

“Additional ACR Refund” means reimbursement of costs funded by Borrower prior to the Closing Date, which amount shall not in the aggregate exceed $2,185,000 less any amounts previously deposited in the Disbursement Agent Accounts from the Additional ACR Refund.

“Budget Reduction Amount” means the amounts listed on Schedule 1 attached hereto, which amount shall not in the aggregate exceed $30,000,000.

“Cost Consultant” means any of the following, as may be selected by the Borrower: (i) Deloitte & Touche LLP, (ii) Ernst & Young LLP, (iii) PricewaterhouseCoopers LLP and (iv) KPMG LLP.

“Glass Settlement” means anticipated insurance proceeds related to a crane incident, which amount shall not in the aggregate exceed $4,000,000 less any amounts previously deposited in the Disbursement Agent Accounts from the Glass Settlement.

“Tenant Contribution” means expected proceeds pursuant to tenant lease agreements, which amount shall not in the aggregate exceed $6,725,000 less any amounts previously deposited in the Disbursement Agent Accounts from the Tenant Contribution.

“Training Reimbursement” means Federal and New Jersey grants which reimburse the costs related to training employees, which amount shall not in the aggregate exceed $3,100,000 less any amounts previously deposited in the Disbursement Agent Accounts from the Training Reimbursement.

(B) Clause (e), the proviso and the last sentence to the definition of “Available Construction Funds” in Section 1 of the Disbursement Agreement are hereby deleted and replaced with the following:

“(e) up to $25,000,000 of undrawn commitments under a revolving credit facility established pursuant to Section 6.01(f) of the First Lien Credit Agreement, that if drawn could be used to fund Project Costs in accordance with the terms of such revolving credit facility (assuming for all periods prior to the expiration of the unfunded commitments under any incremental facility established pursuant to Section 2.19 of the First Lien Credit Agreement such commitments have been fully funded), unless the Borrower elects not to include any portion of such undrawn commitments in Available Construction Funds, (f) 99.01% of any unfunded commitments under any incremental facility established pursuant to Section 2.19 of the First Lien Credit Agreement, (g) an amount equal to the Borrower’s good faith projection of Consolidated Adjusted EBITDA from the date of any Disbursement Request until September 30, 2012; provided that amounts under this clause (g) shall not exceed such amount as is necessary for the Borrower to be in compliance with the In-Balance Test, (h) without duplication of any reductions in Remaining Costs, any Budget Reduction Amounts if and to the extent at any time of determination, the Borrower reasonably expects such reductions in Remaining Costs to be realized and (i) the sum of the Additional ACR Refund, the Glass Settlement, the Tennant Contribution and the Training Reimbursement.”

(C) The definition of “Construction Manager” in Section 1 of the Disbursement Agreement is hereby amended and restated in its entirety as follows:

“Construction Manager” shall have the meaning given to it in the First Lien Credit Agreement.

(D) The definition of “Disbursement” in Section 1 of the Disbursement Agreement is hereby amended and restated in its entirety as follows:

“Disbursement” means a transfer of funds from the Company Funds Account and/or from the Bank Proceeds Account and the Mezz Proceeds Account to the Construction Disbursement Account or the Cash Management Account or, to the extent provided hereunder and in accordance with Section 4.2, directly to pay Project Costs.

(E) Clause (a) of the definition of “Minimum Opening Date Facilities” in Section 1 of the Disbursement Agreement is hereby amended by replacing the phrase “2,800 slot machines” with:

“2,400 slot machines”

(F) The definition of “Notes Documents” in Section 1 of the Disbursement Agreement is hereby amended by replacing the phrase “Indenture” with:

“Second Lien Indenture”

(G) The definition of “Required Working Capital Contingency” in Section 1 of the Disbursement Agreement is hereby amended and restated in its entirety as follows:

“Required Working Capital Contingency” means a minimum amount required to be maintained with respect to the “Working Capital Contingency” Line Item in the Project Budget, which shall be:

“(a) at any time from and after the Closing Date until a revolving credit facility is established pursuant to Section 6.01(f) of the First Lien Credit Agreement providing no less than $25,000,000 of aggregate commitments, $12,721,507; and

(b) thereafter, $0.”

(H) Section 4.1.1(a) of the Disbursement Agreement is hereby amended by inserting the sentence below at the end of such section:

“Notwithstanding the foregoing, the Borrower shall have the right to submit two Disbursement Requests in the month of May 2012, and such second Disbursement Request shall be submitted not earlier than five (5) business days following the first Disbursement Request in the month of May 2012.”

(I) Section 4.1.1(b) of the Disbursement Agreement is hereby amended by inserting the phrase “and the Borrower shall deliver to the Disbursement Agent a copy of a letter (the “Cost Consultant Letter”) addressed from the Cost Consultant to the Borrower substantially in the form of Exhibit L” immediately after “thereto” in clause (i) of the first sentence of such Section. In addition, the Disbursement Agreement is hereby amended by adding Annex I to this Amendment as Exhibit L to the Disbursement Agreement.

(J) Section 4.1.2(b) of the Disbursement Agreement is hereby amended by inserting the phrase “, and the applicable Cost Consultant Letter shall have been delivered to the Disbursement Agent” at the end of such Section.

(K) Section 4.2(b) of the Disbursement Agreement is hereby amended by inserting “(excluding any proceeds of any incremental facility established pursuant to Section 2.19 of the First Lien Credit Agreement deposited in the Bank Proceeds Account)” immediately after “Bank Proceeds Account” in the first sentence of such Section and adding the following sentence at the end of such section:

“On each occasion on which the Borrower deposits proceeds of any incremental facility established pursuant to Section 2.19 of the First Lien Credit Agreement in the Bank Proceeds Account, the Borrower shall deliver a certificate to the Disbursement Agent specifying the amount of such deposit and the amount of all such deposits from the proceeds of any incremental facility established pursuant to Section 2.19 of the First Lien Credit Agreement in the Bank Proceeds Account to date; and”

(L) The following new Section shall be added to the Disbursement Agreement as Section 4.2(c):

“Third, from funds on deposit at such time in the Bank Proceeds Account which constitute proceeds of any incremental facility established pursuant to Section 2.19 of the First Lien Credit Agreement. Unless and until an Event of Default has occurred and is continuing, the withdrawals contemplated by this Section 4.2(c) to be made from the Bank Proceeds Account by the Disbursement Agent shall be made without the requirement of obtaining any further consent or action on the part of the Administrative Agent with respect thereto, and the Administrative Agent hereby constitutes and appoints the Disbursement Agent its true and lawful attorney-in-fact solely and exclusively to make such withdrawals.”

(M) Section 6.4 of the Disbursement Agreement is hereby amended by adding the word “substantially” immediately prior to the phrase “in the form of” in the first sentence of such Section.

2. Waiver.

(A) The Administrative Agent (acting at the direction of the Required Lenders), the Disbursement Agent and the Second Lien Collateral Agent (acting at the direction of the majority of the holders of the Notes) hereby irrevocably waive the application of all representations and warranties made or deemed made in (1) the Disbursement Agreement and (2) any Prior Disbursement Certification (as defined below) delivered under the Credit Agreement or Disbursement Agreement at any time prior to the First Amendment Effective Date (as defined below) to the extent such representations and warranties relate to or are impacted by Revel Findings (as defined below). “Prior Disbursement Certifications” means all representations, warranties, certificates, statements, budget certifications, disbursement certifications and other certifications delivered or made under the Disbursement Agreement prior to the date hereof. “Revel Findings” means the information and materials discussed with the Administrative Agent and Disbursement Agent relating to the additional expenditures relating to the Project or additional funds needed to complete the Project, as summarized in the presentation materials discussed on a Lender call on April 19, 2012.

(B) The Administrative Agent (acting at the direction of the Required Lenders), the Disbursement Agent and the Second Lien Collateral Agent (acting at the direction of the majority of the holders of the Notes) hereby irrevocably waive for all periods prior to the First Amendment Effective Date, any Default or Event of Default that has arisen or may arise or result, directly or indirectly, from (i) the application of any of the representations and warranties or certifications in or pursuant to or in connection with (1) the Disbursement Agreement and (2) any Prior Disbursement Certification delivered or made under the Disbursement Agreement (in each case subject to the limitations set forth in Section 2(A) above), in each case arising out of or relating to or impacted by Revel Findings.

(C) The Administrative Agent (acting at the direction of the Required Lenders), the Disbursement Agent and the Second Lien Collateral Agent (acting at the direction of the majority of the holders of the Notes) hereby irrevocably waive for all periods prior to the First Amendment Effective Date, any Default or Event of Default under Sections 7(a), (b), (c), or (d) of the Disbursement Agreement, including, without limitation, such as has arisen or may arise or result, directly or indirectly, from (i) the failure of Revel to comply with the requirements of Sections 4.1.1(a), 4.1.2(g), 4.1.2(h), 4.1.2(i), 4.1.2(j), 5, or 6 of the Disbursement Agreement (in each case, subject to the limitations set forth in Section 2(A) above), in each case arising out of or relating to or impacted by Revel Findings and (ii) the disbursement of an amount previously identified to the Administrative Agent from the accounts established under the Disbursement Agreement for the payment of Project Costs not previously identified under a Disbursement Request delivered pursuant to the Disbursement Agreement.

(D) It is acknowledged and agreed by the Administrative Agent (acting at the direction of the Required Lenders), the Disbursement Agent and the Second Lien Collateral Agent (acting at the direction of the holders a majority in aggregate principal amount of the Notes) (i) that all actions taken or made in reliance on or pursuant to or as a result of or in connection with Prior Disbursement Certifications or requiring compliance with the Project Budget (including without limitation, disbursements from the accounts established under the Disbursement Agreement and approval of changes to the Project Budget, or Line Items, calculation of Realized Savings or other changes to elements of the Project under the Disbursement Agreement), which otherwise would have been incorrect or inaccurate as a result of or in connection with the Revel Findings, shall be permitted and no Default or Event of Default shall result therefrom or be deemed to result therefrom or have resulted at any time therefrom and (ii) any representations or warranties or certifications made on or after the First Amendment Effective Date which relate to dates prior to the First Amendment Effective Date or constitute a certification or representation or warranty or condition that representations and warranties made as of dates prior to the First Amendment Effective Date are true and correct or accurate shall be deemed to true and correct and accurate if such representations, warranties or certifications would have been true and correct and accurate in all material respects but for the Revel Findings and the effects thereof and giving effect to the waivers referenced in this Section 2.

(E) The Administrative Agent (acting at the direction of the Required Lenders), the Disbursement Agent and the Second Lien Collateral Agent (acting at the direction of the majority of the holders of the Notes) hereby waive any claim against any Loan Party or any Related Party of any Loan Party relating to the matters referenced in Clauses (A), (B), (C) and (D) above.

3. Project Budget. Notwithstanding anything to the contrary contained in the Disbursement Agreement, the Project Budget shall be hereby amended as set forth on Annex II to this Agreement, which revised Project Budget shall constitute the Project Budget for all purposes of the Disbursement Agreement.

4. Replacement of Construction Manager. It is acknowledged and agreed that the Borrower may elect to replace Tishman Construction Corporation of New Jersey, with another construction manager of recognized national standing with the reasonable consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed)

5. Conditions to Effectiveness.

This Amendment shall not become effective unless and until the conditions precedent set forth below have been satisfied or the satisfaction thereof has been waived in writing by the Disbursement Agent and the Administrative Agent (the date such conditions are satisfied or waived is hereafter referred to as the “First Amendment Effective Date”): (i) Receipt by the Disbursement Agent and the Administrative Agent of counterparts of this Amendment, duly executed and delivered by the Administrative Agent, the Disbursement Agent, the Borrower, the OpCo, and the Second Lien Collateral Agent, (ii) delivery by the Borrower to the Disbursement Agent of the Project Budget referred to in Section 3 of this Amendment, (iii) delivery by the Borrower to the Disbursement Agent of a duly executed and delivered In-Balance Test Certificate, including all schedules and exhibits thereto, demonstrating the Borrower is in compliance with Section 5.17 of the First Lien Credit Agreement after giving effect to this Amendment and an amendment to the First Lien Credit Agreement of even date herewith, (iv) delivery by the Construction Manager to the Borrower and the Disbursement Agent of an Application and Certification for Payment in accordance with Form AIA Document

G702, (v) delivery by the Construction Manager to the Disbursement Agent of a certificate in the form of Annex III hereto and (vi) delivery by the Borrower to the Disbursement Agent of a spreadsheet in the form Schedule 2 to Exhibit A-1 to the Disbursement Agreement. Borrower and OpCo affirm the material accuracy of the information contained in the deliveries required as Conditions to Effectiveness pursuant to this Section 5, except such deliverables as required under clauses (iv) and (v) above.

6. Reference to the Disbursement Agreement. On and after the date of this Amendment, each reference in the Disbursement Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Disbursement Agreement and each reference in the other Loan Documents, Notes Documents and any other agreements, documents or instruments which reference the Disbursement Agreement to the “Disbursement Agreement”, “thereunder”, “thereof” or words of like import referring to the Disbursement Agreement shall mean and be a reference to the Disbursement Agreement as amended hereby.

7. Representations. Each of the Loan Parties hereby represents and warrants as of the First Amendment Effective Date that, (a) immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing and (b) immediately after giving effect to this Amendment, each of the representations and warranties made by both the Borrower and the OpCo in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects only as of such earlier date.

8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

9. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

REVEL AC, INC.,
as Borrower

By:	/s/ Alan Greenstein
	Name:	ALAN GREENSTEIN
	Title:	SVP AND CFO

REVEL ENTERTAINMENT GROUP, LLC, as OpCo

By:	/s/ Alan Greenstein
	Name:	ALAN GREENSTEIN
	Title:	SVP AND CFO

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Mohammad Hasan
Name: Mohammad Hasan
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as Disbursement Agent

By:	/s/ Mohammad Hasan
Name: Mohammad Hasan
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Second Lien Collateral Agent

By:	/s/ Mauri J. Cowen
Name: Mauri J. Cowen
Title: Vice President

ANNEX I

[Attached]

EXHIBIT L

to Disbursement Agreement

Form of Letter of Cost Consultant

[            ], 201[    ]

Revel Entertainment Group, LLC

500 Boardwalk

Atlantic City, New Jersey 08401

Attention: Alan Greenstein

Facsimile No.: (609) 572-6617

Email: agreenstein@revelentertainment.com

Ladies and Gentlemen:

In accordance with the engagement letter dated April 3, 2012 among Brown Rudnick LLP (“Counsel”), Revel Entertainment Group, LLC (“Revel” and together with Counsel, “Client”) and Deloitte Financial Advisory Services LLP (“Deloitte FAS”), as amended (the “Engagement Letter”), Deloitte FAS has been engaged to assist Client in connection with Client’s evaluation of payment requests by contractors relating to the construction of the beachfront casino resort commonly known as Revel Atlantic City Hotel and Casino, being developed on the boardwalk in Atlantic City, New Jersey (the “Project”). In connection with the foregoing, Deloitte FAS confirms that it has analyzed the Construction Manager’s Payment Requisition [# ] and the Certificate of Construction Manager included therein (collectively, the “Current Pay Requisition”) in accordance with the following procedures:

(a) Deloitte FAS has discussed the remaining construction work on the Project and the Tishman Balance to Bill and Retention to Subcontractors as of March 1, 2012 (“Remaining Project Budget”) attached hereto as Exhibit A with key Project personnel from both the Tishman Construction Corporation of New Jersey (“Construction Manager”) and Revel.

(b) Deloitte FAS has compared the Current Pay Requisition to the Construction Manager’s Cost Report (the “T-Com Report”) and the Remaining Project Budget, as it relates to the total anticipated costs and [[is on budget][is not on budget]].

(c) Deloitte FAS has concurrently with the comparison pursuant to clause (b) above, (i) considered the appropriateness of anticipated costs, change orders and pending items in the Current Pay Requisition, T-Com Report and Remaining Project Budget, and (ii) verified that added change orders are approved and properly supported.

(d) Deloitte FAS has read the supporting documentation which constitutes the basis of the Current Pay Requisition, including, among other things, (i) Trade Contractor payment applications to the [Current Pay Requisition] Construction Manager’s Requisition [#        ], (ii) the Construction Manager’s General Conditions & Fees, and (iii) the Trade Contractor change order and pending items documents.

(e) Deloitte FAS has developed a cost matrix of the appropriate retainage amount for each Contractor, including a payment schedule.

(f) Deloitte FAS has compared Trade Contractor applications for the Current Pay Requisition and for previous Pay Requisitions [#    and #    ] in order to confirm any changes to the Retainage Amounts and the Remaining Costs to complete the Project. Retainage has been released in previous Construction Manager Pay Requisitions ( #1-#60). Beginning with Construction Manger’s Pay Requisitions 61, Deloitte FAS will determine retainage amounts are either in compliance with contract amounts or remain unchanged from previous retainage amounts withheld.

(g) For Trade Contractors billing for final retention release, Deloitte FAS has performed close-out audits1, and analyzed Tax Credits and OCIP Credits to assess if they have been properly issued and has prepared a summary of findings of each close-out audit (see separate reports attached). Deloitte FAS will develop audit procedures as appropriate for each Trade Contractor and will review those procedures with Revel and obtain their approval prior to conducting each close-out audit.

Based upon this analysis, [except as described below,] nothing has come to our attention which indicates that there is a misstatement or omission contained in the Current Payment Requisition.

This letter was prepared for Revel Entertainment Group, LLC and may not be relied upon by any other person or entity. Distribution of this letter, either in whole or in part, to anyone other than Revel is prohibited except for the limited exceptions contained in the Engagement Letter or as otherwise agreed in writing by Deloitte FAS.

Deloitte Financial Advisory Services LLP

By:
Name:
Title:

1	The proposed services described herein do not constitute an “audit” conducted in accordance with generally accepted auditing standards, an examination of internal controls, or other attestation or review services in accordance with standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board (PCAOB), or other regulatory body.

ANNEX III

Certificate of Construction Manager re: Borrower’s Project Budget and Construction Manager’s Form G702

[            ], 201[    ]

JPMorgan Chase Bank, N.A.,

as Administrative Agent

383 Madison Avenue, Floor 24

New York, New York 10179

Attention: Mohammad Hasan

Facsimile: (646) 534-0574

mohammad.s.hasan@jpmorgan.com

JPMorgan Chase Bank, N.A.,

as Administrative Agent

10 South Dearborn, Floor 19

Chicago, IL 60603-2003

Attention: James Imbeau

Facsimile: (312) 325-5055

james.l.imbeau@chase.com

JPMorgan Chase Bank, N.A.,

as Disbursement Agent

201 North Central Avenue, 14th Floor (AZ1-1009)

Phoenix, AZ 85004

Attention: Andrew Oexmann

Facsimile: (602) 221-1116

Telephone: (602) 221-1447

Email: andrew.h.oexmann@chase.com

U.S. Bank National Association,

as Second Lien Collateral Agent

Corporate Trust Services

5555 San Felipe, Suite 1150

Houston, Texas 77056

Attention: Steven Finklea

Facsimile Number: (713) 235-9213

E-mail address: steven.finklea@usbank.com

Merritt & Harris, Inc.,

as Construction Consultant

90 John Street, Suite 503

New York, NY 10038

Attention: Neil A. Rowland, Principal

Facsimile: (212) 687-2859

Telephone: (212) 697-3188 ext. 308

Email: NRowland@MHarrisinc.com

Revel Entertainment Group, LLC

1301 Atlantic Avenue, Suite 200

Atlantic City, New Jersey 08401

Attention: Kevin G. DeSanctis

Facsimile: (609) 568-9317

Email: kevin@revelentertainment.com

Re:	Certificate of Construction Manager re: Borrower’s Project Budget and Construction Manager’s Form G702 under the First Amendment dated [ ], 2012 (the “Amendment”) to the Disbursement Agreement dated as of February 17, 2011 (the “Disbursement Agreement”) of Revel AC, Inc., a Delaware corporation (the “Borrower”)

Ladies and Gentlemen:

[                    ] (the “Construction Manager”) hereby certifies as follows:

(a) The Construction Manager has reviewed the above referenced Amendment and Disbursement Agreement, to the extent necessary to understand the defined terms contained herein and in the Amendment that are incorporated by reference from the Disbursement Agreement and to provide the certification contained herein. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Amendment or the Disbursement Agreement, as applicable.

(b) The Construction Manager hereby certifies that, to its knowledge, the Project Budget as it relates to Construction Manager Hard Costs delivered pursuant to the Amendment is accurate in all material respects and that the Project may be constructed in accordance with the Project Budget as it relates to Construction Manager Hard Costs.

(c) The Construction Manager hereby certifies that Form G702 it has delivered pursuant to the Amendment is accurate in all respects.

The Disbursement Agent, the Administrative Agent and the Second Lien Collateral Agent are entitled to rely on the foregoing certifications.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cost Manager as of this [    ] day of [            ], 201[    ].

[CONSTRUCTION MANAGER]

By:
Name:
Title: